Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Natalie Badillo	Taryn Unruh
Cymer, Inc.	Formula
(858) 385-6097	(619) 234-0345
nbadillo@cymer.com	unruh@formulapr.com

CYMER ANNOUNCES STOCKHOLDER APPROVAL OF MERGER AGREEMENT WITH ASML

SAN DIEGO, Calif., February 5, 2013 - Cymer, Inc. (Nasdaq: CYMI) today announced that its stockholders voted to approve the previously announced merger agreement, dated October 16, 2012, among Cymer, ASML Holding N.V. (ASML) and certain affiliates of ASML, at the special meeting of Cymer stockholders held earlier today. More than 82 percent of the shares outstanding and 99 percent of the votes cast at the special meeting were voted in favor of the merger agreement.

Completion of the merger remains subject to customary closing conditions, including expiration of the Hart-Scott-Rodino antitrust waiting period and receipt of approvals under other foreign competition laws. Cymer and ASML continue to expect the transaction to close in the first half of 2013.

Forward Looking Statements

This document contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements, as they relate to Cymer or ASML, the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cymer and ASML undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industries in which Cymer and ASML operate, including the expected development of EUV technology, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, the possibility that (1) Cymer and ASML may be unable to obtain regulatory approvals required for the merger or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed merger may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cymer and ASML; (4) the proposed merger may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed merger; and (6) the industry may be subject to future risks that are described in SEC reports filed by Cymer and ASML.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cymer and ASML described in their respective Annual Reports on Form 10-K or

Form 20-F, as applicable, Quarterly Reports on Form 10-Q, as applicable, and other documents filed from time to time with the Securities and Exchange Commission.

About Cymer

Cymer, Inc. (Nasdaq: CYMI) is an industry leader in developing lithography light sources, used by chipmakers worldwide to pattern advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises approximately 3,900 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to EUV lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips. The company is headquartered in San Diego, CA, has more than 1,200 employees on payroll (expressed in full time equivalents) and supports its customers from numerous offices around the globe. Cymer maintains a Web site to which it regularly posts press releases, SEC filings, and additional information about Cymer. Interested persons can also subscribe to automated e-mail alerts or RSS feeds. Please visit www.cymer.com.

Cymer and all other Cymer product or service names used herein are either registered trademarks or trademarks of Cymer, Inc. Any other marks mentioned herein are the property of their respective holders.